UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTIONS 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 30, 2015

ENTEGRIS, INC.

(Exact name of registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction

of Incorporation)

000-32598	41-1941551
(Commission File Number)	(I.R.S. Employer Identification No.)

129 Concord Road, Billerica, MA	01821
(Address of principal executive offices)	(Zip Code)

(978) 436-6500

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Entegris, Inc. held its 2015 Annual Meeting of Stockholders on April 30, 2015 (the “Annual Meeting”). As of the record date for the Annual Meeting, March 13, 2015, 140,235,651 shares of the Registrant’s Common Stock were issued and outstanding and entitled to vote on the matters presented at the Annual Meeting. Holders of 134,926,741 shares of our Common Stock, or 96.21% of the outstanding shares entitled to be cast at the Annual Meeting, which constituted a quorum, were represented at the Annual Meeting in person or by proxy. The following are the voting results on proposals considered and voted upon at the Annual Meeting, all of which were described in Entegris’ 2015 Proxy Statement, filed with the Commission on March 27, 2015.

1.	Votes regarding the persons elected to serve as directors for a term expiring in 2016 were as follows:

NOMINEE	VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES

Michael A. Bradley	123,915,476	756,519	19,962	10,234,784
Marvin D. Burkett	124,011,716	660,061	20,180	10,234,784
R. Nicholas Burns	123,678,719	992,138	21,100	10,234,784
Daniel W. Christman	123,874,463	796,650	20,844	10,234,784
James F. Gentilcore	123,347,481	1,322,029	22,447	10,234,784
James P. Lederer	123,442,287	1,228,550	21,120	10,234,784
Bertrand Loy	123,982,183	695,459	14,315	10,234,784
Paul L.H. Olson	123,981,634	689,378	20,945	10,234,784
Brian F. Sullivan	123,925,673	744,545	21,739	10,234,784

2.	The appointment of KPMG LLP as our independent registered public accounting firm for 2014 was ratified. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED
128,255,933	6,557,835	112,973

3.	Advisory vote on Executive Compensation. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
121,353,383	3,295,307	43,267	10,234,784

4.	Re-Approval of the Performance Criteria and Limitations for Awards under the Amended and Restated Entegris Incentive Plan. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
123,266,512	1,391,408	34,037	10,234,784

5.	Approval of the Performance Criteria and Limitations for Awards under 2010 Stock Plan, as amended. The voting results were as follows:

VOTES FOR	VOTES AGAINST	VOTES ABSTAINED	BROKER NON-VOTES
123,193,270	1,457,968	40,719	10,234,784

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENTEGRIS, INC.

Dated: May 1, 2015	By	/s/ Peter W. Walcott
Peter W. Walcott,
Senior Vice President & General Counsel